                                                                                                                                                                        EXHIBIT 99.1

Exhibit F

Directors, Executive Officers and Controlling Shareholders of FSBI:
Jesse T. Correll, Director and Executive Officer
Randall L. Attkisson, Director
Jill M. Martin, Executive Officer
Ward F. Correll, Director
David S. Downey, Director
Douglas P. Ditto, Director and Executive Officer
John R. Ball, Director
Danny Irvin, Director
Eugene Hargis, Director
William R. Clark, Director
Hunter Bates, Director
W.L. Rouse III, Director

Managers, Executive Officers and Controlling Persons of FSF:
                Jesse T. Correll, Manager, Executive Officer and Controlling Person
Randall L. Attkisson, Manager and Executive Officer
Jill M. Martin, Manager and Executive Officer
Ward F. Correll, Manager
David S. Downey, Manager
Douglas P. Ditto, Manager and Executive Officer
John R. Ball, Manager

Executive Officers, Members and Controlling Persons of FSH:
Randall L. Attkisson, Executive Officer
First Southern Funding, LLC, Member
First Southern Bancorp, Inc., Member and Controlling Person

Managers of FSC:
Jesse T. Correll, Manager
Randall L. Attkisson, Manager

Executive Officers and Members of FSI:
Randall L. Attkisson, Executive Officer
John Ball, Member
Tommy J. Davis, Member
Becky Taylor, Member
Everett H. Taylor, Member

General Partners of WCorrell, Limited Partnership:

Jesse T. Correll, managing general partner
Ward F. Correll, general partner

Directors, Executive Officers and Controlling Shareholders of CLS:
Ward F. Correll, Director and controlling shareholder
Leah D. Taylor, Executive Officer and Director
Dinnia Estep, Executive Officer and Director
Stephen Acton, Executive Officer and Director

All of the individuals identified above in this Exhibit are citizens of the United States and during the last five years, none of them (i) has been convicted of a criminal proceeding (excluding traffic violations or similar misdemeanors) nor (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

The following table shows the business address and principal occupation(s) of the individuals identified above in this Exhibit:

Stephen Acton	P. O. Box 430 150 Railroad Drive Somerset, KY 42502	Vice President & Director Cumberland Lake Shell, Inc. (Gasoline wholesaler)
Randall L. Attkisson	143 Cold Spring Drive Stanford, KY 40484	Director of First Southern Bancorp, Inc. (Bank holding company) & Retired Director of UTG, Inc. (Insurance holding company)
John Ball	P.O. Box 628 27 Public Square Lancaster, KY 40444	Regional President and Director of First Southern National Bank (Bank)
Hunter Bates	205 W. Third St. Frankfort, KY 40601	President, Commonwealth Alliances, LLC (Public affairs/ Government relations firm)
William R. Clark	P.O. Box 118 138 N. Main St. Russellville, KY 42276	Regional President and Director of First Southern National Bank (Bank)

Jesse T. Correll	P.O. Box 328 99 Lancaster Street Stanford, KY 40484 5250 South Sixth St. Springfield, IL 62703	President and Director of First Southern Bancorp, Inc. (Bank holding company) Chairman, CEO and Director of UTG, Inc. (Insurance holding company)

Ward F. Correll	P.O. Box 430 150 Railroad Drive Somerset, KY 42502	Controlling Shareholder, Cumberland Lake Shell, Inc. (Gasoline wholesaler)

Tommy J. Davis	P.O. Box 295 102 West Main Street Stanford, KY 40484	Loan & Business Development Officer, First Southern National Bank (Bank)

Douglas P. Ditto	P.O. Box 328 99 Lancaster Street Stanford, KY 40484	Senior Vice President and Director of First Southern Bancorp, Inc. (Bank holding company)

David S. Downey	P.O. Box 328 99 Lancaster Road Stanford, KY 40484	Executive Vice President of Real Estate and Director, First Southern National Bank (Bank)

Dinnia Estep	P.O. Box 430 150 Railroad Drive Somerset, KY 42502	Secretary, Director, Cumberland Lake Shell, Inc. (Gasoline wholesaler)

Eugene Hargis	P.O. Box 263 186 North Main Street Russellville, KY 42276	Managing Member, Hargis Bolton, LLC (CPA firm)

Danny Irvin	31 Public Square Lancaster, KY 40444	Realtor/Auctioneer The Irvin Group (Real estate/auction company)
Jill Martin	P.O. Box 328 99 Lancaster Street Stanford, KY 40484	Secretary, First Southern Bancorp, Inc. (Bank holding company)

W.L. Rouse III	2201 Regency Road, Ste 602 Lexington, KY 40503	Member, The Rouse Companies (Commercial real estate company)

Becky Taylor	3060 Harrodsburg Road Lexington, KY 40503	Vice President, First Southern National Bank (Bank)

Everett H. Taylor	4133 Todds Road Lexington, KY 40509	Retired

Leah D. Taylor	P.O. Box 430 150 Railroad Drive Somerset, KY 42502	President, Director, Cumberland Lake Shell, Inc. (Gasoline wholesaler)